Exhibit 99.1

News Release

Investor Contacts:	James Gentile Vice President, Investor Relations	EnPro Industries, Inc. 5605 Carnegie Boulevard Charlotte, North Carolina 28209 www.enproindustries.com

Jenny Yee Corporate Access Specialist

Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

Enpro Announces Agreement to Sell GGB to Timken for $305 Million

Creates a Streamlined, Resilient Portfolio of High-Margin Industrial Technology Businesses Serving High-Growth Markets

Advanced Surface and Sealing Technologies Businesses Well Positioned to Capitalize on Meaningful Secular Tailwinds

Anticipates Exiting Engineered Materials Segment by End of 2022; Engineered Materials Segment is Expected to be Classified as Discontinued Operations

Company to Host Conference Call and Webcast at 8:30 a.m. ET Today

CHARLOTTE, N.C. – September 6, 2022 – EnPro Industries, Inc. (NYSE: NPO) today announced that it has entered into agreements to sell GGB, its mission critical surface engineering solutions business, with exclusive negotiations with respect to the French operations of GGB, to The Timken Company for $305 million in cash, subject to customary closing date adjustments.

Following the transaction, Enpro will have a focused portfolio composed of its Advanced Surface Technologies (“AST”) and Sealing Technologies segments, both of which are enduring, high-margin businesses with significant aftermarket exposure and recurring revenue streams.  AST and Sealing Technologies are leaders in attractive end-markets, including semiconductor, photonics, general industrial, food and pharma, nuclear energy, and aerospace.

“The sale of GGB will substantially complete the divestiture portion of our portfolio reshaping, creating a more focused industrial technology leader with a strong foundation to drive sustainable profitability and long-term growth,” said Eric Vaillancourt, President and Chief Executive Officer. “Following the transaction, Enpro will operate two segments, AST and Sealing Technologies, both of which feature compelling margin profiles, significant aftermarket exposure, high levels of recurring revenue and strong cash flow generation.  Supported by defensible market positions, AST and Sealing Technologies are poised to continue to gain share in higher-growth end markets with barriers to entry thanks to their scale, broad suite of leading technology solutions and best-in-class customer service. With a more streamlined business and our resilient operating model, we expect to drive robust cash flows, enhance our financial flexibility and increase cash flow return on investment, all of which position Enpro to deliver substantial value for shareholders.”

Mr. Vaillancourt continued, “I want to thank all of our dedicated GGB colleagues for their work in building a leading global business. We are confident that Timken is the right owner to guide GGB into its next chapter as the team continues to focus on its mission to help customers address their most challenging needs in friction management.”

Approvals and Time to Close
The transaction with Timken is expected to close by year-end and is subject to regulatory approvals and works council processes, along with customary closing conditions.

Strategic Review of GPT
Further to the planned divestiture of the GGB business, Enpro is pursuing a strategic review of its pipeline sealing and electrical isolation product manufacturing business, Garlock Pipeline Technologies (GPT), the sale of which, if completed, would conclude the divestiture portion of Enpro’s portfolio reshaping initiative.

GGB and GPT comprise the company’s Engineered Materials segment.  Accordingly, Enpro expects to classify the Engineered Materials segment as discontinued operations when it reports its third quarter results.

Use of Proceeds
Should the strategic review of GPT result in a sale, Enpro expects to receive approximately $290 million in after-tax net proceeds from these two Engineered Materials divestitures combined.  The Company intends to use the proceeds to advance its capital allocation priorities, including further debt reduction, while continuing to invest in organic growth opportunities and selectively pursuing strategic acquisitions.

Advisors
BofA Securities is serving as the exclusive financial advisor to Enpro. Robinson Bradshaw is Enpro’s lead legal counsel with Bird and Bird supporting internationally.

Conference Call and Webcast
Enpro will hold a conference call today, September 6, 2022, at 8:30 a.m. Eastern Time to discuss the strategic actions described in this press release.  Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference access code 13732739.  A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enproindustries.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

About Enpro
Enpro is a leading industrial technology company focused on critical applications across many end-markets, including semiconductor, photonics, industrial process, aerospace, food and pharma and life sciences.  Enpro is listed on the New York Stock Exchange under the symbol “NPO”.  For more information about Enpro, visit the company’s website at http://www.enproindustries.com.

About GGB
GGB is the market-leader in collaboratively solving motion system solution challenges through partnerships with industry thought leaders. Inspired by a willingness to learn about customer values, goals, and challenges, GGB establishes a solution-driven process to optimize engineered surfaces subjected to friction and wear.  Together with its partners, GGB pushes boundaries to co-create a higher quality of life.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  The words “expect,” “will,” “intend,” “plan” and similar expressions identify forward-looking statements.  Forward-looking statements include, without limitation, statements about whether or when the sale of GGB (the “Transaction”), which includes a put option for the sale of the portion of the GGB business located in France, will be consummated; the estimated after-tax net proceeds from the Transaction; the application of the anticipated net proceeds thereof; the outcome of the exploration of a potential sale of GPT; and Enpro’s expected financial position, business strategy, operating plans, capital and other expenditures, acquisitions and divestitures, and other plans and objectives following the completion of the Transaction.  These statements are only predictions.  Enpro cautions that these statements are based on current estimates of future events and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates.  Enpro cautions the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by these forward-looking statements.  The potential risks and uncertainties include, among others, the possibility that Enpro and The Timken Company may be unable to obtain regulatory approval or that other conditions to closing the Transaction, including the exercise of the put option for the portion of the business in France, may not be satisfied such that the Transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the Transaction; risks that the Transaction disrupts current plans and operations of Enpro; the ability to recognize the benefits of the Transaction; the amount of the costs, fees, expenses and charges related to the Transaction; the outcome of any legal proceedings that may be related to the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement for the sale of GGB or the related put option agreement; and uncertainties with respect to the completion, timing and terms of any disposition of GPT.  In addition, all forward-looking statements should be read in conjunction with Enpro’s documents filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the period ended June 30, 2022.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in these forward-looking statements.  All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in such Form 10-K and in any other documents filed by Enpro with the Securities and Exchange Commission that describe risks and factors that could cause results to differ materially from those projected in these forward-looking statements.  These risk factors may not be exhaustive.  Further, Enpro operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these changes.  Statements in this press release speak only as of the date hereof.  Enpro disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason, except as may be required by law.

# # # #